                                                                   EXHIBIT 10.28









                               WALBRO CORPORATION
                     SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN



                                    --------




                           EFFECTIVE JANUARY 1, 1997

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                              PAGE
ARTICLE I

DEFINITIONS .................................................... 1
    1.1  "Actuarial Equivalent"................................. 1
    1.2  "Appendix"............................................. 1
    1.3  "Base Salary".......................................... 1
    1.4  "Beneficiary".......................................... 1
    1.5  "Benefit Trust Committee".............................. 1
    1.6  "Board of Directors"................................... 1
    1.7  "Change of Control".................................... 1
    1.8  "Company".............................................. 1
    1.9  "Compensation Committee"............................... 2
    1.10 "Credited Service"..................................... 2
    1.11 "Death Benefit"........................................ 2
    1.12 "Effective Date"....................................... 2
    1.13 "Eligible Employee".................................... 2
    1.14 "Employee"............................................. 2
    1.15 "Employment Agreement"................................. 2
    1.16 "ERISA"................................................ 2
    1.17 "Final Average Earnings"............................... 2
    1.18 "Installment Period"................................... 2
    1.19 "Internal Revenue Code" or "Code"...................... 2
    1.20 "Normal Retirement Date"............................... 3
    1.21 "Notice Date".......................................... 3
    1.22 "Participant".......................................... 3
    1.23 "Payment Date"......................................... 3
    1.24 "Plan"................................................. 3
    1.25 "Plan Year"............................................ 3
    1.26 "Retirement Benefit"................................... 3
    1.28 "Termination Agreement"................................ 3
    1.30 "Termination of Employment"............................ 3
    1.31 "Trust"................................................ 4

ARTICLE II

PARTICIPATION................................................... 5
    2.1  Eligibility............................................ 5
    2.2  Beneficiary Election................................... 5

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                PAGE
ARTICLE III

BENEFITS........................................................  6
     3.1  Retirement Benefit....................................  6
     3.2  Death Benefit Prior to Payment Date...................  6
     3.3  Death Benefit On and After Payment Date...............  7

ARTICLE IV

VESTING AND FORFEITURES.........................................  8
     4.1  Fully Vested Retirement Benefit.......................  8

ARTICLE V

DISTRIBUTIONS...................................................  9
     5.1  Retirement Benefit Prior to a Change or Control.......  9
     5.2  Death Benefit Prior to Payment Date...................  9
     5.3  Payment of Retirement Benefit and Death Benefit Due
          to a Change of Control................................ 10
     5.4  Claim Procedures...................................... 10

ARTICLE VI

AMENDMENT....................................................... 12
     6.1  Prior to a Change of Control.......................... 12
     6.2  After a Change of Control............................. 12

ARTICLE VII

TERMINATION..................................................... 13

ARTICLE VIII

MISCELLANEOUS PROVISIONS........................................ 14
     8.1  Administration........................................ 14
     8.2  Finality of Determination............................. 14
     8.3  Expenses.............................................. 14
     8.4  Indemnification and Exculpation....................... 14
     8.5  Funding............................................... 14
     8.6  Corporate Action...................................... 15
     8.7  Interests not Transferable............................ 15
     8.8  Effect on Other Benefit Plans......................... 15

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                               PAGE

     8.9  Legal Fees and Expenses............................... 15
     8.10 Deduction of Taxes from Amounts Payable............... 15
     8.11 Facility of Payment................................... 15
     8.12 Merger................................................ 15
     8.13 Gender and Number..................................... 16
     8.14 Invalidity of Certain Provisions...................... 16
     8.15 Headings.............................................. 16
     8.16 Notice and Information Requirements................... 16
     8.17 Governing Law......................................... 16

WALBRO CORPORATION SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN
--------------------------------------------------------------------------------



WALBRO CORPORATION establishes, effective as of January 1, 1997, an unfunded, deferred compensation plan on behalf of certain designated management or highly compensated employees of Walbro Corporation. This document defines the provisions of such plan and shall be known as the "Walbro Corporation Supplemental Employee Retirement Plan."

This plan is intended in part to be an unfunded, deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") and in part to be an excess benefit plan described in section 3(36) of ERISA.

ARTICLE I
--------------------------------------------------------------------------------

                                  DEFINITIONS

     The following sections of this Article I provide basic definitions of terms used throughout this Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms shall be deemed to have the following meanings:

     1.1 "Actuarial Equivalent" means an amount equal in value to the benefit replaced based on an interest rate discount assumption of 9.2% per annum.

     1.2 "Appendix" means a written supplement attached to this Plan and made a part hereof which has been added in accordance with the provisions of this Plan.

     1.3 "Base Salary" has the meaning given to it in the Participant's Employment Agreement, or if applicable, Termination Agreement.

     1.4 "Beneficiary" means with respect to the Death Benefit payable upon the death of a Participant, any person designated by the Participant on his or her most recent Beneficiary election form approved by the Benefit Trust Committee; provided that if a Participant fails to designate a Beneficiary on a Beneficiary election form or if all such designated persons predecease the Participant without the Participant completing a new, approved Beneficiary election form, then Beneficiary means the Participant's Spouse, or if no surviving Spouse, then the Participant's estate.

     An individual who is entitled to receive a Death Benefit on and after the death of a Participant will remain a Beneficiary until the receipt of such Beneficiary's Death Benefit, if any, is completed (or made in a single sum).

     1.5 "Benefit Trust Committee" means the Benefit Trust Committee appointed pursuant to the terms of the Trust which will have the power to manage and control the operation and administration of this Plan; or if none is appointed, the Committee appointed for the Walbro Corporation Advantage Plan.

     1.6 "Board of Directors" means the board of directors of the Company.

     1.7 "Change of Control" shall have the same meaning as set forth in the Participant's Termination Agreement.

     1.8 "Company" means WALBRO CORPORATION or any successor entity by operation of law or any successor entity which affirmatively adopts the Plan, the Trust and the obligations of Walbro Corporation with respect to the Plan and the Trust.

     1.9 "Compensation Committee" means the Compensation Committee of the Board of Directors.

     1.10 "Credited Service" means only the uninterrupted, continuous period of employment as an Employee, and shall be given on the basis of full years and calendar months. Credited Service shall also include periods granted to a particular Participant under the terms of his or her Employment Agreement, or if applicable, Termination Agreement.

     1.11 "Death Benefit" means a monthly (or single sum) benefit payable to a Beneficiary and determined in accordance with this Plan.

     1.12 "Effective Date" means January 1, 1997.

     1.13 "Eligible Employee" means each Employee who is entitled to participate in this Plan under the terms of his or her Employment Agreement, or if applicable, Termination Agreement.

     1.14 "Employee" means any person who renders services as a common law employee to the Company. Walbro Automotive Corporation or Engine Management Corporation.

     1.15 "Employment Agreement" means the current version of the Employment Agreement between the Participant and the Company.

     1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.17 "Final Average Earnings" shall mean the average of the Base Salary of the Participant for the three (3) highest consecutive years of employment as an Employee, or if such period of the Participant's employment is less than three (3) years, the period of such Participant's employment as an Employee, annualized if the Participant is employed as an Employee for less than a full year.

     1.18 "Installment Period" means a period commencing with an annual installment on the Payment Date and ending with an annual installment on the earlier of (1) the ninth anniversary of the Payment Date or (2) the anniversary of the Payment Date on or immediately preceding the death of the Participant; or if a Beneficiary survives the Participant, the date of such Beneficiary's death.

     1.19 "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended, any subsequent Internal Revenue Code and final Treasury Regulations. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

     1.20 "Normal Retirement Date" shall mean the first day of the month next following a Participant's 65th birthday or such other date set forth in a Participant's Employment Agreement.

     1.21 "Notice Date" means the date established by the Benefit Trust Committee as the deadline for it to receive any notification with respect to an administrative matter in order to be effective under this Plan.

     1.22 "Participant" means an Eligible Employee who begins to participate in this Plan after completing the eligibility requirements. An individual will remain a Participant until the payment of his or her Retirement Benefit, if any, is completed (or made in a single sum).

     1.23 "Payment Date" means the date a Participant's Retirement Benefit, or if payments of a Retirement Benefit have not commenced on the Participant's date of death, the Beneficiary's Death Benefit, is distributed or commences to be distributed as described in Article V.

     1.24 "Plan" means the Walbro Corporation Supplemental Employee Retirement Plan, as it may be validly amended from time to time.

     1.25 "Plan Year" means the annual accounting period of this Plan which ends on each December 31.

     1.26 "Retirement Benefit" means a monthly (or single sum) pension benefit payable to a Participant and determined in accordance with this Plan.

     1.27 "Spouse" means the person to whom a Participant is validly married under the laws of the State of the Participant's primary residence; provided however, if the Participant is legally separated from a person who would otherwise be such Participant's Spouse (but for this proviso), then such person shall cease to be such Participant's Spouse. For this purpose a common law spouse is a Spouse only if the Participant resides in a State that legally recognizes common law marriages; a person to whom a Participant was formerly married is not a Spouse; and if a Participant could possibly be married to more than one person under the laws of a State, only one such person may be designated as the Participant's Spouse during any Plan year.

     1.28 "Termination Agreement" means the current version of the Termination and Change of Control Agreement between the Participant and the Company.

     1.29 "Lump Sum" means a Retirement Benefit or Death Benefit payable in a single sum payment which is Actuarially Equivalent to the form of payment it replaces.

     1.30 "Termination of Employment" occurs when a person ceases to be an Employee as determined by the personnel policies of the Company; provided however, transfer of employment from the Company, or from one affiliate of the Company, to another affiliate of the Company shall not constitute a Termination of Employment for purposes of this Plan.

     1.31 "Trust" means the trust created by the Walbro Corporation Benefit Trust Agreement as it may be validly amended from time to time.

ARTICLE II
--------------------------------------------------------------------------------

                                 PARTICIPATION

     2.1 Eligibility. On or after the Effective Date, each Eligible Employee shall become a Participant as of the date he or she became an Eligible Employee.

     2.2 Beneficiary Election. Each person first eligible to become a Participant shall complete, sign and return a Beneficiary election form provided for that purpose by the Benefit Trust Committee, to the Benefit Trust Committee no later than the designated Notice Date.

ARTICLE III
--------------------------------------------------------------------------------

                                    BENEFITS

      3.1  Retirement Benefit.

           (a) General. A Participant who has a nonforfeitable right to a Retirement Benefit and has a Termination of Employment will begin receiving his or her Normal Retirement Benefit commencing on the Payment Date. The payment and form of payment of the Retirement Benefit determined hereunder shall be governed by the provisions of Article V.

           (b) Amount. A Participant's Retirement Benefit shall be an annual amount for the Installment Period commencing on the Payment Date equal to one and one-half percent (1 1/2%) of the Participant's Final Average Earnings multiplied times the number of years and months of the Participant's Credited Service. Notwithstanding the above,

                 (1) if the Participant is the Chief Executive Officer of the Company with forty (40) or more years of Credited Service, his or her Normal Retirement Benefit shall be based on the annual accrual rate of one percent (1%) instead of one and one-half percent (1 1/2%) as described above; and

                 (2) if the Participant's Employment Agreement, or if applicable, Termination Agreement, provides for a different annual accrual rate other than one and one-half percent (1 1/2%), such Participant's Retirement Benefit shall be based on the accrual rate specified in such Employment Agreement, or if applicable, Termination Agreement.

      3.2  Death Benefit Prior to Payment Date.

           (a) General. A Participant who has a nonforfeitable right to a Retirement Benefit and dies prior to the Payment Date of his or her Retirement Benefit will have a Death Benefit paid to his or her Beneficiary. The payment and form of payment of the Death Benefit determined hereunder shall be governed by the provisions of Article V.

           (b) Amount. The amount of the Death Benefit payable to a deceased Participant's Beneficiary shall be an annual amount for the Installment Period commencing on the Payment Date equal to fifty percent (50%) of the amount of Retirement Benefit payments which would have been paid to the deceased Participant had the Retirement Benefit commenced to be paid to the Participant the day before the Participant died.

     3.3   Death Benefit On and After Payment Date.

           (a) General. A Participant who has a nonforfeitable right to a Retirement Benefit, who dies on or after the the Payment Date of his or her Retirement Benefit and who did not receive a Lump Sum payment of the Retirement Benefit, will have a Death Benefit paid to his or her Beneficiary. The date of payment and form of payment of the Death Benefit determined hereunder shall be the same as the deceased Participant's.

           (b) Amount. The amount of the Death Benefit payable to a deceased Participant's Beneficiary shall be an annual amount for the remainder of the Participant's Installment Period which is equal to fifty percent (50%) of the amount of annual Retirement Benefit payments which would have been paid to the deceased Participant had the Participant not died.

ARTICLE IV
--------------------------------------------------------------------------------

                            VESTING AND FORFEITURES

     4.1   Fully Vested Retirement Benefit.

     A Participant shall be fully vested in, and have a nonforfeitable right to, his or her Retirement Benefit upon the earliest to occur of the following:

           (a) attainment of age 60 and completion of at least five (5) years of Credited Service;

           (b) upon such other earlier date as specifically provided for such Participant in his or her Employment Agreement; or if applicable Termination Agreement; or

           (c) upon the occurrence of a Change of Control.

     4.2 A Participant who incurs a Termination of Employment and who does not have a fully vested and nonforfeitable right to his or her Retirement Benefit shall forfeit all right and interest in such Retirement Benefit and any other benefit provided under this Plan. The Beneficiaries of such Participant shall also forfeit any right or interest to any Death Benefit under this Plan.

ARTICLE V
--------------------------------------------------------------------------------

                                 DISTRIBUTIONS

     Benefits payable under this Plan shall be paid in the form and time prescribed below.

     5.1 Retirement Benefit Prior to a Change or Control. A Participant shall receive a Retirement Benefit in the following form of payment and as of the following Payment Date:

           (a) Form of Payment. The form of payment of the Retirement Benefit shall be annual payments for the Installment Period. Notwithstanding the preceding sentence, the form of payment shall be a Lump Sum if: (1) the Compensation Committee, in its discretion, determines to cash out Participant's Retirement Benefit because it is too small to maintain on the Company's records or because of the health and short life expectancy of the Participant on his or her Payment Date; (2) such Participant's last election in writing, on a form delivered to the Benefit Trust Committee at least two years on or prior to the earlier of (i) his or her Termination of Employment or (ii) his or her Payment Date, is to convert the Retirement Benefit payable under this Plan into an Actuarial Equivalent Lump Sum form of payment and the Participant has attained at least age sixty (60) on or prior to his or her date of Termination of Employment; or (3) the Company incurs a Change of Control.

           (b) Payment Date. If the Participant's form of payment is installment payments, the Payment Date shall be the first day of the month next following the later of (i) the attainment of the Participant's Normal Retirement Date or (ii) the Participant's Termination of Employment. If the Participant's form of payment is a Lump Sum, the Payment Date shall be the first day of the month following his or her Termination of Employment. Notwithstanding the preceding sentence, if payment is made in a Lump Sum (other than under Section 5.3) and will result in any portion of the payment (or any other amount paid to such Participant during the same Plan Year) not being deductible by reason of Code section 162(m), the Benefit Trust Committee may defer such Actuarial Equivalent single sum payment to a later Payment Date designated by it.

     5.2 Death Benefit Prior to Payment Date. A Beneficiary of a Participant who dies prior to the Participant's Payment Date shall receive a Death Benefit in the following form of payment and as of the following Payment Date.

           (a) Form of Payment. The form of payment of a Beneficiary's Death Benefit shall be in annual installments for the Installment Period; provided, however, the Compensation Committee in its discretion, or such Participant by electing in writing on a form delivered to the Benefit Trust Committee prior to his or her death, may convert the Death Benefit payable under this Plan into a Lump Sum form of payment.

           (b) Time of Payment. A Beneficiary's Death Benefit shall commence to be paid as of the earliest date on or after the Participant's death as is administratively possible but no later than ninety days; provided however, if payment is made in a Lump Sum and will result in any portion of the payment (or any other amount paid to such Beneficiary during the same Plan Year) not being deductible by reason of Code section 162(m), the Benefit Trust Committee may defer such Actuarial Equivalent single sum payment to a later Payment Date designated by it.

      5.3 Payment of Retirement Benefit and Death Benefit Due to a Change of Control. On and after a Change of Control and notwithstanding Sections 5.1 or 5.2, the following shall apply:

           (a) Retirement Benefit. Upon Termination of Employment (other than for reason of death) of a Participant within three (3) years following a Change of Control, a Lump Sum payment shall be made immediately to such Participant; provided that for this purpose the calculation of the Participant's Retirement Benefit will be based upon any assumptions regarding this Plan set forth in the Participant's Employment Agreement and Termination Agreement.

           (b) Death Benefit. A Beneficiary who is receiving, or would within three (3) years following the date of the Company's Change of Control otherwise be eligible to commence to receive, a Death Benefit shall be paid immediately a Lump Sum payment of such unpaid Death Benefit on the date of the Company's Change of Control or on the Participant's date of death, respectively.

      5.4  Claim Procedures.

           (a) Initial Claim for Benefits. Each person entitled to benefits under this Plan (a "Claimant") must sign and submit his or her claim for benefits to the Benefit Trust Committee or its agent in writing in such form as is provided or approved by such Benefit Trust Committee. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his or her filing a claim for benefits and exhausting his or her rights under this Section. When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Claimant shall be notified by the Benefit Trust Committee or agent of its approval or denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant by the Benefit Trust Committee or agent prior to the termination of the initial ninety
      (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred eighty (180) days after the date on which the claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.

           (b) Review of Claim Denial. If a claim is denied, in whole or in part (or if within the time periods prescribed for in the initial claim, the Benefit Trust Committee or agent has not furnished the Claimant with a denial and the claim is therefore deemed denied), the Claimant shall have the right to request that the Benefit Trust Committee review the denial, provided that the Claimant files a written request for review with the Benefit Trust Committee within sixty (60) days after the date on which the Claimant received written notification of the denial. A Claimant (or his or her duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Benefit Trust Committee. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing by the Benefit Trust Committee of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification by the Benefit Trust Committee within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant by the Benefit Trust Committee in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures described in this Section, such Claimant shall have no right to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.

ARTICLE VI
--------------------------------------------------------------------------------

                                   AMENDMENT

     6.1 Prior to a Change of Control. The Company reserves the right to amend this Plan from time to time by action of the Board of Directors, but without the written consent of each Participant and Beneficiary of a deceased Participant, no such action may relieve the Company of any obligation or reduce such obligation with respect to any Retirement Benefit or Death Benefit accrued under this Plan by such Participant or Beneficiary, respectively, as of the date of such amendment, except to the extent such amendment is required by written opinion of counsel to the Company to avoid more likely than not the recognition of income by a Participant or Beneficiary subject to federal income taxation.

     6.2 After a Change of Control. After a Change of Control of the Company, the Company, by action of its Board of Directors, may amend this Plan solely for the purpose of freezing benefit accruals, provided such freeze does not change the definition of Actuarial Equivalent nor the ability to elect timing and optional forms of payment or a Beneficiary on or after such Change of Control date.

ARTICLE VII
--------------------------------------------------------------------------------


                                  TERMINATION

     The Company, by action of the Board of Directors, reserves the right to terminate this Plan, provided the Company pays to each Participant and Beneficiary, on such date of termination of this Plan, the Lump Sum value of a Participant's unpaid Retirement Benefit, or if a Beneficiary is receiving the Death Benefit, the Beneficiary's unpaid Death Benefit; provided however, for this purpose the calculation of a Participant's Retirement Benefit will be based upon any assumption regarding this Plan set forth in the Participant's Employment Agreement or Termination Agreement.

ARTICLE VIII
--------------------------------------------------------------------------------

                            MISCELLANEOUS PROVISIONS

     8.1 Administration. This Plan shall be administered by the Benefit Trust Committee. The Benefit Trust Committee shall have the full discretionary authority to interpret and manage this Plan.

     8.2 Finality of Determination. The determination of the Benefit Trust Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon all persons.

     8.3 Expenses. The expenses of administering this Plan shall be borne by the Company.

     8.4 Indemnification and Exculpation. The members of the Benefit Trust Committee, its agents and officers, directors and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.

     8.5 Funding. While all benefits payable under this Plan constitute general corporate obligations, the Company may establish a separate irrevocable
grantor trust for the benefit of all Participants,      which trust shall be
subject to the claims of the general creditors of the Company in the event of such corporation's insolvency, to be used as a reserve for the discharge of the Company's obligations under this Plan to such Participants. Any payments made to a Participant under the separate trust for his benefit shall reduce dollar for dollar the amount payable to the Participant from the general assets of the Company. The amounts payable under this Plan shall be reflected on the accounting records of the Company but shall not be construed to create or require the creation of a trust, custodial, or escrow account, except as described above in this section. No Participant (or Beneficiary of a Participant) shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company, or Compensation Committee and a Participant, Beneficiary or any other person. Neither a Participant nor any shall acquire any interest greater than that of an unsecured, general creditor.

     8.6 Corporate Action. Any action required of or permitted by the Company under this Plan shall be by resolution of its Board of Directors, the Compensation Committee or any person or persons authorized by resolution of such Compensation Committee.

     8.7 Interests not Transferable. The interests of the Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered by them.

     8.8 Effect on Other Benefit Plans. Amounts credited or paid under this Plan shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Company. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provisions of such plans.

     8.9 Legal Fees and Expenses. After a Change of Control, the Company shall pay all reasonable legal fees and expenses which the Participant or a Beneficiary may incur as a result of the Company's contesting the validity, enforceability or the Participant's interpretation of, or determinations made under, this Plan or the Trust.

     8.10 Deduction of Taxes from Amounts Payable. The Company may withhold whatever taxes (including FICA, state or federal taxes) it, in its sole discretion, deems proper to protect the Company against liability for the payment of such withholding taxes and out of the money so deducted, the Company may discharge any such liability. Withholding for this purpose may come from any wages due to the Participant, or if none, from the Participant's Account hereunder.

     8.11 Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his or her care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian, or other person legally charged with his or her care. The decision of the Benefit Trust Committee in such matters shall be final, binding, and conclusive upon the Company and upon each Participant, Beneficiary, and every other person or party interested or concerned. The Company and the Benefit Trust Committee shall not be under any duty to see to the proper application of such payments.

     8.12 Merger. This Plan shall be binding and enforceable with respect to the obligation of the Company against any successor to the Company by operation of law or by express assumption of the Plan, and such successor shall be substituted hereunder for the Company.

     8.13 Gender and Number. Except when the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

     8.14 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

     8.15 Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

     8.16 Notice and Information Requirements. Except as otherwise provided in this Plan or as otherwise required by law, the Company shall have no duty or obligation to affirmatively disclose to any Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to be advised of, any material information regarding the Company, or at any time prior to, upon or in connection with the Company's purchase, or any other distribution or transfer (or decision to defer any such distribution) of any Company Stock or any other stock held under this Plan.

     8.17 Governing Law. This Plan shall be governed by the laws of the State of Delaware.

     Adopted on the ______ day of _______________ by the Board of Directors of the Company as to its obligations.

                                              By:______________________________

                                              Title:___________________________